BBX Capital Corporation Announces

Effectiveness of One-for-Five Reverse Stock Split

FORT LAUDERDALE, FL – July 22, 2020 –BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (the “Company”) announced today that its previously announced one-for-five reverse stock split became effective at 5:00 pm, Eastern time, on July 22, 2020.  At that time, each five shares of the Company’s Class A Common Stock outstanding automatically converted into one share of Class A Common Stock, and each five shares of the Company’s Class B Common Stock outstanding automatically converted into one share of Class B Common Stock.  Fractional shares which otherwise would have resulted from the reverse stock split will instead be rounded up to the next largest whole share. The Company’s Class A Common Stock (NYSE: BBX) and Class B Common Stock (OTCQX: BBXTB) will commence trading on the New York Stock Exchange and OTCQX, respectively, on a post-split basis upon the opening of trading on July 23, 2020.

In connection with the reverse stock split, the Company obtained new CUSIP numbers for its Class A Common Stock and Class B Common Stock.  The new CUSIP number for the Company’s Class A Common Stock is 05491N302.  The new CUSIP number for the Company’s Class B Common Stock is 05491N401.

In addition to other ratable adjustments made in connection with the reverse stock split, the number of authorized shares of the Company’s Class A Common Stock was reduced from 150,000,000 shares to 30,000,000 shares and the number of authorized shares of the Company’s Class B Common Stock was reduced from 20,000,000 shares to 4,000,000.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”),  is serving as the exchange agent for the reverse stock split. Shareholders with shares held in certificated form will receive from AST instructions regarding the process for exchanging their shares. AST will be issuing all of the post-split shares in book-entry form unless physical certificates are requested by the shareholder. Shareholders with pre-split shares held in book-entry form or through a bank, broker, custodian or other nominee are not required to take any action and will see the effect of the reverse stock split reflected in their accounts.  Beneficial holders should contact their bank, broker, custodian or other nominee with any questions regarding their procedures in connection with the reverse stock split.

About BBX Capital Corporation:  BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation:  Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, vacation ownership plan with approximately 221,000 owners, 68 Club and Club Associate Resorts and access to more than 11,350 other hotels and resorts through partnerships and exchange networks as of March 31, 2020. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 93% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

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Forward-Looking Statements:  This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements involve risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the reverse stock split, including the risk that the reverse stock split will adversely impact the trading price of the Company’s shares. In addition, reference is also made to other risks and factors detailed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which may be viewed on the SEC's website, www.sec.gov,  or on the Company’s website, www.BBXCapital.com.   The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements.